Schedule A
to the Investment Advisory Agreement

between Direxion Shares ETF Trust and Rafferty Asset Management, LLC

Pursuant to section 1 of the Investment Advisory Agreement between Direxion Shares ETF Trust (the “Trust”) and Rafferty Asset Management, LLC (the “Rafferty”), the Trust hereby appoints Rafferty to manage the investment and reinvestment of the Funds of the Trust listed below. As compensation for such, the Trust shall pay to Rafferty pursuant to section 7 of the Investment Advisory Agreement a fee, computed daily and paid monthly, at the following annual rates as percentages of each Fund’s average daily net assets:

Direxion Daily Total Market Bull 3X Shares	0.75%	Direxion Daily Total Market Bear 3X Shares	0.75%
Direxion Daily Large Cap Bull 3X Shares	0.75%	Direxion Daily Large Cap Bear 3X Shares	0.75%
Direxion Daily Mid Cap Bull 3X Shares	0.75%	Direxion Daily Mid Cap Bear 3X Shares	0.75%
Direxion Daily Small Cap Bull 3X Shares	0.75%	Direxion Daily Small Cap Bear 3X Shares	0.75%
Direxion Daily Developed Markets Bull 3X Shares	0.75%	Direxion Daily Developed Markets Bear 3X Shares	0.75%
Direxion Daily Emerging Markets Bull 3X Shares	0.75%	Direxion Daily Emerging Markets Bear 3X Shares	0.75%
Direxion Daily BRIC Bull 3X Shares	0.75%	Direxion Daily BRIC Bear 3X Shares	0.75%
Direxion Daily China Bull 3X Shares	0.75%	Direxion Daily China Bear 3X Shares	0.75%
Direxion Daily India Bull 3X Shares	0.75%	Direxion Daily India Bear 3X Shares	0.75%
Direxion Daily Latin America Bull 3X Shares	0.75%	Direxion Daily Latin America Bear 3X Shares	0.75%
Direxion Daily Clean Energy Bull 3X Shares	0.75%	Direxion Daily Clean Energy Bear 3X Shares	0.75%
Direxion Daily Energy Bull 3X Shares	0.75%	Direxion Daily Energy Bear 3X Shares	0.75%
Direxion Daily Financial Bull 3X Shares	0.75%	Direxion Daily Financial Bear 3X Shares	0.75%
Direxion Daily Technology Bull 3X Shares	0.75%	Direxion Daily Technology Bear 3X Shares	0.75%
Direxion Daily Real Estate Bull 3X Shares	0.75%	Direxion Daily Real Estate Bear 3X Shares	0.75%
Direxion Daily Homebuilders Bull 3X Shares	0.75%	Direxion Daily Homebuilders Bear 3X Shares	0.75%
Direxion Daily 2-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 2-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 5-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 5-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 10-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 10-Year Treasury Bear 3X Shares	0.75%
Direxion Daily 30-Year Treasury Bull 3X Shares	0.75%	Direxion Daily 30-Year Treasury Bear 3X Shares	0.75%

Dated:     February 11, 2009